UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023 (January 26, 2023)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 26, 2023, the Board of Directors (the “Board”) of Brighthouse Financial, Inc. adopted the Amended and Restated Bylaws of Brighthouse Financial, Inc. (as amended and restated, the “Bylaws”), effective on such date. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Bylaws. The changes to the Bylaws include the following:

•Article II, Section 4 (Meetings of Stockholders – Notice). Revised to reflect (1) amended Section 222(a) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides that notice of a stockholder meeting may be given in any manner permitted by Section 232 of the DGCL and (2) amended Section 232(a) of the DGCL, which provides that notice of a stockholder meeting may be given by electronic transmission.

•Article II, Section 5 (Meetings of Stockholders – Stockholder List). Revised to reflect amended Section 219(a) of the DGCL, which no longer requires the stockholder list to be made available for inspection during the stockholder meeting.

•Article II, Section 7 (Meetings of Stockholders – Adjourned Meetings). Revised to reflect amended Section 222(c) of the DGCL, which expands the circumstances under which an adjourned meeting can be reconvened without requiring a new notice of meeting.

•Article II, Section 11 (Meetings of Stockholders – Notice of Stockholder Business and Nominations). Updated to (1) expand the scope of disclosures required by a stockholder seeking to nominate persons to be elected to the Board or submit proposals regarding other business at a meeting of stockholders to include information regarding the stockholder, the beneficial owner, if any, on whose behalf the nomination or proposal is made, or any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and any director nominee, as applicable, (2) establish the number of persons a stockholder may nominate for election to the Board and require a representation that such nominees intend to serve a full term on the Board, (3) enhance and clarify the procedural mechanics in connection with stockholder nominations and proposals, and (4) address compliance by stockholders with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, commonly referred to as the “universal proxy rule.”

•Article III, Section 2 (Directors – Number, Election and Term of Office). Revised to provide for majority voting in uncontested elections. The prior bylaws had provided for plurality voting in uncontested elections.

In addition, certain non-substantive language and conforming changes, other technical edits and updates consistent with the DGCL were made to the Bylaws. The foregoing summary of the changes effectuated by the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1*	Amended and Restated Bylaws of Brighthouse Financial, Inc., effective January 26, 2023.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
Name: Jacob M. Jenkelowitz
Title: Corporate Secretary

Date: January 30, 2023

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